Exhibit 99.4

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Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, Mutual Savings and Loan Association will convert from the mutual (meaning no shareholders) to the stock form of organization. In connection with the conversion, Magnolia Bancorp, Inc., a newly formed Louisiana corporation that will become the savings and loan holding company for Mutual Savings and Loan Association, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the conversion and offering.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of the eligible members (depositors) of Mutual Savings and Loan Association. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Mutual Savings and Loan Association. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

Please note:

●	The proceeds resulting from the sale of stock by Magnolia Bancorp, Inc. will support our business strategy.
●	There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Mutual Savings and Loan Association.
●	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption.
●	You will continue to enjoy the same services with the same board of directors, management and staff.
●	Voting does not obligate you to purchase shares of common stock in our offering.

THE OFFERING:

As an eligible member of Mutual Savings and Loan Association, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the offering. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by hand-delivery to Mutual Savings and Loan Association’s main office at 2900 Clearview Parkway, Metairie, Louisiana, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Magnolia Bancorp, Inc. shareholder. Thank you for your continued support as a Mutual Savings and Loan Association customer.

Sincerely,

/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

QUESTIONS?

Call our Stock Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-M

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Dear Valued Depositor:

I am pleased to tell you that pursuant to a plan of conversion, Mutual Savings and Loan Association will convert from the mutual (meaning no shareholders) to the stock form of organization.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of the eligible members (depositors) of Mutual Savings and Loan Association. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Mutual Savings and Loan Association. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the postage paid Proxy Reply Envelope provided. Alternatively, you may vote by Internet by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

THE OFFERING:

Although you may vote on the plan of conversion, we regret that our proposed holding company Magnolia Bancorp, Inc. is unable to offer its shares of common stock to you because the small number of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

Thank you for your continued support as a Mutual Savings & Loan Association customer.

Sincerely,

/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

QUESTIONS?

Call our Stock Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-M-B

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Dear Friend:

I am pleased to tell you about an investment opportunity. Magnolia Bancorp, Inc., a newly formed Louisiana corporation that will become the savings and loan holding company for Mutual Savings and Loan Association, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Mutual Savings and Loan Association from the mutual (meaning no shareholders) to the stock form of organization.

Our records indicate that you were a depositor of Mutual Savings and Loan Association at the close of business on December 31, 2022 or September 30, 2024, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by hand-delivery to Mutual Savings and Loan Association’s main office at 2900 Clearview Parkway, Metairie, Louisiana, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Magnolia Bancorp, Inc. shareholder.

Sincerely,

/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

QUESTIONS?

Call our Stock Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-F

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. Magnolia Bancorp, Inc., a newly formed Louisiana corporation that will become the savings and loan holding company for Mutual Savings and Loan Association, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the stock offering. The stock offering is being conducted pursuant to a plan of conversion that provides for the conversion of Mutual Savings and Loan Association from the mutual (meaning no shareholders) to the stock form of organization.

Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by hand-delivery to Mutual Savings and Loan Association’s main office at 2900 Clearview Parkway, Metairie, Louisiana, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2024. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Magnolia Bancorp, Inc. shareholder.

Sincerely,

/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

QUESTIONS?

Call our Stock Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-C

Keefe, Bruyette & Woods
A Stifel Company

Dear Prospective Investor:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by Mutual Savings and Loan Association and its proposed holding company, Magnolia Bancorp, Inc., as marketing agent in connection with the stock offering by Magnolia Bancorp, Inc.

At the request of Mutual Savings and Loan Association, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Magnolia Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at 1-(___) ___-____, between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

Keefe, Bruyette & Woods
A Stifel Company

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency. Keefe, Bruyette & Woods is a member of FINRA and SIPC.

MSLA-BD

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the stock offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at 1-(800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the stock offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact Mutual Savings and Loan Association’s Stock Information Center at the toll-free number listed in the materials you are receiving. Alternatively, you can contact the OCC at: The New Orleans (Metairie) Office located at 3850 N Causeway Blvd, Suite 1330, Metairie, Louisiana 70002; (504) 434-3970.

(over)

MSLA-OCC

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

●	Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●	Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

MSLA-OCC

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE

VOTING ACCOUNT, YOU MAY RECEIVE

MULTIPLE PACKAGES. PLEASE OPEN EACH

PACKAGE AND VOTE ALL THE PROXY CARDS

THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(___) ___-____
between 9:00 a.m. and 3:00 p.m., Central Time,
Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

MSLA-PF

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YOUR VOTE IS IMPORTANT!
PLEASE VOTE THE ENCLOSED
PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or follow the
Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR”
APPROVAL OF THE PLAN OF CONVERSION.

Not voting has the same effect as voting “against” the plan of conversion.

Voting does not obligate you to purchase common stock in the offering.

The conversion will change our form of corporate structure, but will not result in changes to bank staff, management or your deposit accounts or loans at Mutual Savings and Loan Association. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH
PROXY CARD RECEIVED.

THEY DO NOT DUPLICATE EACH OTHER!

QUESTIONS?

Call our Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-PG1

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HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the
Proxy Card(s) we mailed to you.

If you are unsure whether you voted, please vote the enclosed replacement proxy card. Your vote will not be counted twice.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

Not voting has the same effect as voting “against” the plan of conversion.

Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Mutual Savings and
Loan Association deposit accounts or loans.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,
PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT
DUPLICATE EACH OTHER!

QUESTIONS?

Call our Information Center at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

MSLA-PG2

CONTROL NUMBER	REVOCABLE PROXY

1.	The approval of a Plan of Conversion pursuant to which Mutual Savings and Loan Association would be converted from a federally chartered mutual savings and loan association to a federally chartered stock savings association and issue all of its capital stock to a new holding company, Magnolia Bancorp, Inc., a Louisiana corporation, and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock Charter and new Bylaws for Mutual Savings and Loan Association; and
Such other business as may properly come before the Special Meeting or any adjournment thereof.
(Note: The board of directors is not aware of any other business to come before the Special Meeting.)

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the plan of conversion, only if signed and dated. If any other business is presented at the Special Meeting of Members (the “Meeting”), including whether or not to adjourn the Meeting, this proxy will be voted by the board of directors in their best judgment. This proxy also confers discretionary authority on the board of directors to vote with respect to any other business that may come before the Meeting or any adjournment of the Meeting.

The undersigned acknowledges receipt from Mutual Savings and Loan Association, before the execution of this proxy, of both Notice of Special Meeting of Members and the Proxy Statement for the Meeting.

Signature:	Date:____________________, 2024

NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer.

▲       FOLD AND DETACH THE PROXY CARD HERE       ▲

YOUR PROMPT VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Internet voting is a quick and simple way to vote, available through
11:59 p.m., Central Time, on __________, 2024

If you vote by Internet you do NOT need to return
your Proxy Card by mail.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

NONE ARE DUPLICATES.

MSLA-PC

REVOCABLE PROXY

MUTUAL SAVINGS AND LOAN ASSOCIATION

SPECIAL MEETING OF MEMBERS TO

BE HELD ON __________, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL SAVINGS AND LOAN ASSOCIATION FOR USE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON __________, 2024, AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION.

The member of Mutual Savings and Loan Association named on the reverse side hereby authorizes the full board of directors, and each of them, with full powers of substitution, to represent the member at the Special Meeting of Members (the “Meeting”) to be held on __________, 2024, at _:00 _.m., Central Time, at 2900 Clearview Parkway, Metairie, Louisiana 70006 and at any adjournment or postponement of the Meeting, to act with respect to all votes that the member would be entitled to cast if then personally present, as set forth on the reverse side.

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Mutual Savings and Loan Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

(CONTINUED ON REVERSE SIDE)

▲       FOLD AND DETACH THE PROXY CARD HERE       ▲

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF
CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING
“AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL
CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF
MAGNOLIA BANCORP, INC. COMMON STOCK IN THE OFFERING.

MSLA-PC

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Questions and Answers
about our conversion and stock offering

MSLA-QA

This brochure answers questions about the conversion and stock offering (“offering”). Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND OFFERING

Our board of directors has unanimously determined that the conversion and offering is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the conversion and offering?

A.	Pursuant to our plan of conversion, Mutual Savings and Loan Association will convert from the mutual (meaning no shareholders) to the stock form of organization, through the sale of shares of Magnolia Bancorp, Inc. common stock. Upon completion of the conversion and offering, 100% of the common stock of Magnolia Bancorp, Inc. will be owned by shareholders, and Magnolia Bancorp, Inc. will own Mutual Savings and Loan Association.

Q.	What are the reasons for the conversion?

A.	Our primary reasons for converting and raising additional capital through the offering are to:

●	enhance our capital base to support growth on a prudent basis;
●	offer our employees and directors an equity ownership interest in Magnolia Bancorp, Inc;
●	use our stock-based benefit plans to recruit and retain top talent;
●	facilitate future establishment or purchase of branch offices on a prudent basis; and
●	offer our depositors an equity ownership interest.

Q.	Is Mutual Savings and Loan Association considered “well-capitalized” for regulatory purposes?

A.	Yes. As of June 30, 2024, Mutual Savings and Loan Association was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in Mutual Savings and Loan Association’s day-to-day activities as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and offering. Mutual Savings and Loan Association will continue to operate as an independent savings and loan association.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits and without interruption. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Mutual Savings and Loan Association’s members (i.e. depositors of Mutual Savings and Loan Association).

Q.	Why should I vote “FOR” the plan of conversion?

A.	Your vote “FOR” the plan of conversion is extremely important to us. Each eligible Mutual Savings and Loan Association member as of October 31, 2024 should have received a Proxy Card. These packages also included a Proxy Statement describing the plan of conversion which cannot be implemented without the approval of the members of Mutual Savings and Loan Association.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock in the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the plan of conversion.

Without sufficient favorable votes, we cannot complete the conversion and offering.

Q.	How do I vote?

A.	You may vote by Internet by following the instructions on the proxy card. Internet voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the proxy reply envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the plan of conversion.

Q.	How many votes are available to me?

A.	Depositors of Mutual Savings and Loan Association at the close of business on October 31, 2024 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account at Mutual Savings and Loan Association at the close of business on October 31, 2024, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered for sale and at what price?

A.	Magnolia Bancorp, Inc. is offering for sale between 616,250 and 833,750 shares of common stock (subject to increase to 958,813 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase shares in the offering?

A.	Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of Magnolia Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors with accounts at Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on December 31, 2022;

Priority #2 — Our employee stock ownership plan;

Priority #3 — Depositors with accounts at Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on September 30, 2024; and

Priority #4 — Depositors of Mutual Savings and Loan Association at the close of business on October 31, 2024.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons including trusts of natural persons residing in Jefferson and St. Tammany Parishes in Louisiana and the following adjacent parishes in Louisiana: Lafourche, Orleans, Plaquemines, St. Charles, St. John the Baptist, Tangipahoa and Washington.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering.

Q.	How may I order shares in the Subscription and Community Offerings?

A.	Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form, by hand-delivery to Mutual Savings and Loan Association’s main office at 2900 Clearview Parkway, Metairie, Louisiana, or by mail using the Stock Order Reply Envelope provided. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to our other branch office. Please do not mail Stock Order Forms to Mutual Savings and Loan Association.

Q.	What is the deadline for ordering shares?

A.	To purchase shares in the Subscription Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central Time, on __________, 2024. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order from the purchaser, made payable to Magnolia Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!
(2)	By authorized deposit account withdrawal of funds from your Mutual Savings and Loan Association deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Mutual Savings and Loan Association may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.01% per annum, from the date payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Mutual Savings and Loan Association deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying deposit account held jointly is 5.0% of the common stock to be sold in the offering (30,812 and 41,687 shares at the minimum and maximum of the offering range, respectively). Additionally, no person or entity, together with any associates or persons acting in concert with such person or entity, may purchase more than 5.0% of the shares of common stock sold in all categories of the offerings combined.

More detail on purchase limits, including the definitions of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases”.

Q.	May I use my Mutual Savings and Loan Association individual retirement account (“IRA”) to purchase shares?

A.	It’s possible to use funds currently held in individual retirement accounts with Mutual Savings and Loan Association. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Mutual Savings and Loan Association or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the __________, 2024 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I get a loan from Mutual Savings and Loan Association to pay for shares?

A.	No. Mutual Savings and Loan Association, by regulation, cannot extend a loan for the purchase of Magnolia Bancorp, Inc. common stock in the offering. Similarly, you may not use existing Mutual Savings and Loan Association line of credit checks to purchase stock in the offering.

Q.	May I change my mind and cancel my order after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond __________, 2025 or the number of shares of common stock to be sold is increased to more than 958,813 shares or decreased to less than 616,250 shares.

Q.	Are directors and executive officers of Mutual Savings and Loan Association planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 42,312 shares ($423,120) or approximately 6.9% of the shares to be sold in the offering at the minimum of the offering range and 53,187 shares ($531,870) or approximately 6.4% of the shares to be sold in the offering at the maximum of the offering range.

Q.	Will the common stock be insured?

A.	No. Like any common stock, Magnolia Bancorp, Inc.’s common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	We do not currently intend to pay cash dividends to our shareholders upon completion of the conversion and offering, and no assurances can be given that any such dividends will be paid in the future. After the conversion, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Q.	How will the shares of Magnolia Bancorp, Inc. trade?

A.	We anticipate that the common stock sold in the offering will be quoted on the OTCQB Market operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Magnolia Bancorp, Inc. common stock.

Q.	If I purchase shares in the offering, when will I receive my shares?

A.	All shares of Magnolia Bancorp, Inc. common stock sold in the offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System.

Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, at 1-(___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

MARKETING MATERIALS

prepared for:

Mutual Savings and Loan Association

FULL CONVERSION

October 2024

Mutual Savings and Loan Association

Full Conversion Transaction

Marketing Materials

TABLE OF CONTENTS

These documents (non-typeset) are included behind this table of contents. All other documents (typeset) are included in the accompanying email enclosure.

LETTERS

Subscription and Community Offering Stock Order Acknowledgment Letter

Final Reminder Proxygram (if needed)

ADVERTISEMENTS/SIGNS

Branch Lobby Poster – Vote

Branch Lobby Poster – Buy (Optional)

Final Branch Lobby Poster (if needed)

Bank Statement Enclosure - Vote Reminder Slip (Optional)

Bank Website Vote Reminder Notice (Optional)

Email Vote Reminder (Optional)

Tombstone Newspaper Advertisement (Optional)

________________________________

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Magnolia Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Magnolia Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the Magnolia Bancorp, Inc. Prospectus dated ________, 2024. Refer to pages ___-___ of the Magnolia Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

•	Depositors of Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on December 31, 2022;
•	Magnolia Bancorp’s employee stock ownership plan;
•	Depositors of Mutual Savings and Loan Association with aggregate balances of at least $50 at the close of business on September 30, 2024; and
•	Depositors of Mutual Savings and Loan Association at the close of business on October 31, 2024.

Community Offering

•	Residents in Jefferson and St. Tammany Parishes in Louisiana and the following adjacent parishes in Louisiana: Lafourche, Orleans, Plaquemines, St. Charles, St. John the Baptist, Tangipahoa and Washington; and
•	General Public.

Thank you for your order,

MAGNOLIA BANCORP, INC.

STOCK INFORMATION CENTER

1-(___) ___-____.

FINAL REMINDER PROXYGRAM (if needed)

[Mutual Savings and Loan Association Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of The Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

The Laurel Hill Advisory Group

1-(888) 742-1305 (toll-free)

DAYS/HOURS:

Monday - Friday

8:00 a.m. to 4:00 p.m., Central Time

I appreciate your participation.

Sincerely,

Michael L. Hurley

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Mutual Savings and Loan Association and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on

the plan of conversion.

✓	The conversion will not result in changes to our staff or your account relationships with Mutual Savings and Loan Association.

✓	Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits and without interruption.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors unanimously recommends that you

join them in voting “FOR” the plan of conversion.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Mutual Savings and Loan Association Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

__________, 2024

We are conducting an offering of shares of our common stock

UP TO 833,750 SHARES

COMMON STOCK

(subject to increase to 958,813 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON __________, 2024

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Magnolia Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call The Laurel Hill Advisory

Group, our Independent Voting Agent,

at 1-(888) 742-1305 (toll-free),

Monday through Friday,

8:00 a.m. to 4:00 p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT YOU VOTE

“FOR” the Plan of CONVERSION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Mutual Savings and Loan Association Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to cast your vote on our plan of conversion. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(___) ___-____, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

[Mutual Savings and Loan Association Logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible depositors as of October 31, 2024 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion.

If you received Proxy Cards but have not voted, please vote by mail, or by following the Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the plan of conversion as unanimously recommended by our board of directors. If you have questions about voting, call our Information Center, toll-free, at 1-(___) ___-____, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Mutual Savings and Loan Association depositor at the close of business on October 31, 2024, you recently were sent a large white envelope containing proxy materials requesting your vote on the plan of conversion.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST” THE PLAN OF CONVERSION.

_________________

Do you have questions?

Call our Information Center, toll-free, at 1-(___) ___-____, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{Mutual Savings and Loan Association Logo}

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

MAGNOLIA BANCORP, INC. [LOGO]

Proposed Stock Holding Company

for Mutual Savings and Loan Association

UP TO 833,750 SHARES

COMMON STOCK

(subject to increase to 958,813 shares)

$10.00 Per Share

Purchase Price

Magnolia Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Magnolia Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 1:00 p.m., Central Time, on __________, 2024.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(___) ___-____,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.